As filed with the Securities and Exchange Commission on April 22, 2003

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PARTNERS TRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Federal	75-2993918
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

233 Genesee Street

Utica, New York 13501

(315) 768-3000

(Address of principal executive offices)

Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan

(Full title of the Plan)

Steven A. Covert

Executive Vice President, Chief Financial Officer and Corporate Secretary

Partners Trust Financial Group, Inc.

233 Genesee Street, Utica, New York 13501

(315) 768-3000

(Name, address and telephone number of Agent for Service)

Copy to:

Stuart G. Stein, Esq.

Amit Saluja, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-8575

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (1)(2)
Common Stock	895,663	$17.41	$15,593,493	$1,263.07

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the highest and lowest quoted selling prices of the Registrant's common stock reported on the Nasdaq National Market on April 16, 2003, a date within five business days of the date on which this registration statement was filed.

(2) The Registrant is registering 895,663 shares of its common stock, par value $0.10 per share, reserved for issuance pursuant to the Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Partners Trust Financial Group, Inc. ("Partners Trust") hereby incorporates by reference into this registration statement the following documents filed by it with the SEC:

(a) Partners Trust's annual report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 001-31277) filed with the SEC on March 13, 2003.

(b) The description of Partners Trust common stock, par value $0.10 per share ("Common Stock"), contained under the heading "Description of Capital Stock" in Partners Trust's registration statement on Form S-1 (File No. 333-75514) filed with the SEC on December 19, 2001, as amended.

In addition, all documents and reports filed by Partners Trust subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Reference is made to Article XI of the Bylaws of Partners Trust.

Partners Trust's Bylaws provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of Partners Trust or is or was serving at the request of Partners Trust as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by Partners Trust to the fullest extent authorized by the regulations of the Office of Thrift Supervision, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act ("ERISA") excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

The right to indemnification conferred by the Bylaws includes the right to be paid by Partners Trust the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the regulations of the Office of Thrift Supervision. The rights to indemnification and to the advancement of expenses conferred by the Bylaws provide that such rights shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.
Exhibit No.	Exhibit
4

Specimen common stock certificate of Partners Trust (incorporated by reference to Exhibit 4 of Partners Trust's registration statement on Form S-1 (File No. 333-75514) filed with the SEC on December 19, 2001, as amended).

5	Opinion of Hogan & Hartson L.L.P.
23.1	Consent of KPMG LLP.
23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5).
99.1

Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan (incorporated by reference to Exhibit A of Partners Trust's Definitive Proxy Statement on Form 14A filed with the SEC on September 6, 2002).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Utica, state of New York on April 22, 2003.

PARTNERS TRUST FINANCIAL GROUP, INC.

By: /s/ John A. Zawadzki

John A. Zawadzki

President and Chief Executive Officer

Each person whose signature appears below appoints John A. Zawadzki or Steven A. Covert, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution in such person's name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 22nd day of April 2003.
Signature	Title

/s/ John A. Zawadzki John A. Zawadzki	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Steven A. Covert Steven A. Covert	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ R.W. Burrows R.W. Burrows	Director

/s/ Elizabeth B. Dugan Elizabeth B. Dugan	Director

/s/ Richard R. Griffith Richard R. Griffith	Director

/s/ Gordon M. Hayes, Jr. Gordon M. Hayes, Jr.	Director

/s/ Nicholas O. Matt Nicholas O. Matt	Director

/s/ Dr. Marybeth K. McCall Dr. Marybeth K. McCall	Director

/s/ William L. Schrauth William L. Schrauth	Director

/s/ John B. Stetson John B. Stetson	Director

/s/ Dwight E. Vicks, Jr. Dwight E. Vicks, Jr.	Director

/s/ John R. Zapisek John R. Zapisek	Director

EXHIBIT INDEX
Exhibit No.	Exhibit
4

Specimen common stock certificate of Partners Trust (incorporated by reference to Exhibit 4 of Partners Trust's registration statement on Form S-1 (File No. 333-75514) filed with the SEC on December 19, 2001, as amended).

5	Opinion of Hogan & Hartson L.L.P.
23.1	Consent of KPMG LLP.
23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5).
99.1

Partners Trust Financial Group, Inc. Long-Term Equity Compensation Plan (incorporated by reference to Exhibit A of Partners Trust's Definitive Proxy Statement on Form 14A filed with the SEC on September 6, 2002).